Exhibit 99.1

WHITEWAVE FOODS REPORTS PRELIMINARY SECOND QUARTER 2013 RESULTS

•	Adjusted Diluted Earnings per Share Increases 28% to $0.16; $0.18 Diluted Earnings per Share on a GAAP Basis

•	Adjusted Net Sales Increases 10% to $616 Million on Volume Growth Across All Platforms; $616 Million in Net Sales and 11% Growth on a GAAP Basis

•	Consolidated Adjusted Operating Income Grows 16% in Q2 2013

BROOMFIELD, CO – July 15, 2013 – The WhiteWave Foods Company (the “Company”) (NYSE: WWAV) today announced the following preliminary second quarter 2013 results.

Financial Summary:	Three Months Ended June 30,
In millions, except EPS	2013	2012	% Change
Net Sales
GAAP	$616	$554	+11%
Adjusted	$616	$558	+10%
Operating Income
GAAP	$42	$42	-1%
Adjusted	$46	$40	+16%
Net Income
GAAP	$31	$26	+18%
Adjusted	$28	$22	+28%
Diluted Earnings per Share (EPS)
GAAP	$0.18	$0.18	+2%
Adjusted	$0.16	$0.13	+28%
Diluted Shares Outstanding
GAAP	174	150
Adjusted	174	173

The Company anticipates reporting second quarter 2013 adjusted diluted earnings per share of $0.16, a 28 percent increase compared to second quarter 2012. Net sales for the second quarter of 2013 are anticipated to be $616 million, a 10 percent increase from adjusted net sales of $558 million in the second quarter of 2012, driven primarily by volume growth across both the Company’s North America and Europe segments.

Adjusted net sales in the North America segment are anticipated to have increased 10 percent in the three months ended June 30, 2013, as compared to the same period in 2012, driven by growth across all platforms, with increases on a percentage basis for plant-based foods and beverages in the low-double digits, premium dairy in the mid-single digits and coffee creamers and beverages in the low-double digits. Growth in the North America segment continues to be propelled by strong categories, increased marketing investments, and new product innovations.

The Company expects to report 13 percent growth in net sales in its Europe segment for the three months ended June 30, 2013, as compared to the same period in 2012, driven by strong volume growth of products launched in the prior year, including almond and hazelnut beverages, along with continued growth in non-dairy yogurt offerings. Volume growth in the Europe segment continues to be strongest in its core geographies located in Northern Europe. Excluding the impact of currency changes, net sales are also anticipated to have increased 13 percent in the three months ended June 30, 2013, as compared to the same period in 2012.

For the second quarter of 2013, the Company anticipates reporting adjusted operating income of approximately $46 million, representing a 16 percent increase compared to $40 million in the second quarter of 2012.

As of June 30, 2013, the Company had outstanding borrowings of approximately $722 million under its $1.35 billion senior secured credit facilities, of which approximately $493 million consisted of term loan borrowings and approximately $229 million consisted of borrowings under the $850 million revolving portion of its senior secured credit facilities.

SECOND QUARTER RESULTS ARE PRELIMINARY

The Company plans to discuss second quarter financial results during its quarterly webcast on August 9th and is pre-announcing these preliminary second quarter results in advance of meetings with investors that management has scheduled for the week of July 15th. The financial results in this release are preliminary and subject to change pending the Company’s announcement of definitive financial results for the second quarter of 2013 and the filing of its Form 10-Q for the second quarter of 2013, which are currently scheduled for August 9th. The preliminary financial results presented in this release are based solely upon information available to us as of the date of this release, are not a comprehensive statement of our financial results or positions as of or for the three months ended June 30, 2013, and have not been audited, reviewed, or compiled by our independent registered public accounting firm, Deloitte & Touche LLP. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

BASIS OF PRESENTATION

As discussed below, the Company’s consolidated financial results for the second quarter of 2012 are presented on a pro forma adjusted basis as if the Company had operated on an independent and stand-alone basis for the entire period presented. The Company’ consolidated financial results for the second quarter of

2013 are presented on an adjusted basis, while the 2013 financial results for the North America and Europe segments are not adjusted, as all adjustments reflected in the Company’s consolidated financial results for the second quarter of 2013 relate to corporate costs, mark-to-market adjustments, and income taxes. See reconciliations at the end of this release for further details.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Certain financial information in this release relates to periods prior to the Company’s initial public offering in October 2012 (the “IPO”) and the separation of our business from Dean Foods Company’s other businesses. Prior to the IPO, the Company had nominal assets and no liabilities, and had conducted no operations. In connection with the IPO, Dean Foods contributed the capital stock of its wholly-owned subsidiary WWF Operating Company (“WWF Opco”) to the Company. At the time of the contribution, WWF Opco, which is now a wholly-owned subsidiary of the Company, held substantially all of the historical assets and liabilities related to the Company’s current business. Under U.S. generally accepted accounting principles (“GAAP”), the contribution of WWF Opco to the Company was treated as a reorganization of entities under common control under Dean Foods. As a result, we have retrospectively presented the unaudited pro forma adjusted condensed consolidated financial information of the Company and WWF Opco for all periods presented.

In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including pro forma adjusted financial information for periods prior to 2013 and adjusted financial information for 2013, such as net sales, net income and diluted earnings per share. We show non-GAAP measures presented on a pro forma adjusted basis as if the Company had operated on an independent and stand-alone basis in all periods presented prior to 2013 in order to facilitate meaningful evaluation of our operating performance between periods. These pro forma and other adjustments in 2012 primarily relate to various commercial arrangements with Dean Foods, and its former subsidiary Morningstar, that were entered into in connection with the separation of the Company’s business from the rest of Dean Foods’ businesses; increased corporate costs to operate as a stand-alone public company; interest expense; completion of the IPO and the use of proceeds therefrom; non-recurring transaction costs related to the Company’s IPO; and equity awards to certain of our executive officers, employees and directors made in connection with the IPO. Adjustments in 2013 include certain corporate costs associated with equity awards in conjunction with our IPO, non-recurring transaction costs related to the current offering by Dean Foods for its shares of the Company, and non-recurring transition costs related to our separation from Dean Foods. These adjustments are intended to allow investors to evaluate our business on the same basis as our management. These pro forma adjustments and other adjustments are not necessarily indicative of our future performance and the 2012 adjustments do not reflect what our actual financial performance would have been had we been a stand-alone public company during the applicable periods presented. Further detail regarding these pro forma and other adjustments is included in the tables below.

ABOUT THE WHITEWAVE FOODS COMPANY

The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded Plant-based Foods and Beverages, Coffee Creamers and Beverages, and Premium Dairy products throughout North America and Europe. The Company is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly produced products. The Company’s widely-recognized, leading brands distributed in North America include Silk® Plant-based Foods and Beverages, International Delight® and LAND O LAKES® Coffee Creamers and Beverages, and Horizon Organic® Premium Dairy products. Its popular European brands of Plant-based Foods and Beverages include Alpro® and Provamel®.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, projections of preliminary second quarter 2013 net sales, operating income, net income and earnings per share, on an adjusted and GAAP basis, and growth of our business. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The Company’s second quarter 2013 financial results are subject to the completion of our review and the review of our independent registered public accounting firm, and our financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the Company’s products. The Company cannot control the timing, manner, and completion of the planned disposition by Dean Foods of its remaining ownership interest in the Company, and any such disposition could be subject to various conditions, including satisfactory market conditions and the continued application of Dean Foods’ private letter ruling from the IRS. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACTS
Investor Relations:	Media:
Dave Oldani	Molly Keveney
+1 (303) 635-4747	+1 (303) 635-4529

Unaudited Pro Forma Adjusted Condensed Consolidated Financial Information

The WhiteWave Foods Company (“WhiteWave”, “our”, “we”, “us”, or the “Company”) was incorporated on July 17, 2012 as a wholly-owned subsidiary of Dean Foods to acquire the capital stock of WWF Operating Company (“WWF Opco”), a wholly-owned subsidiary of Dean Foods. Prior to our initial public offering, WWF Opco held substantially all of the historical assets and liabilities related to our business that we acquired pursuant to the contribution described below. We had nominal assets and no liabilities, and conducted no operations prior to the completion of our initial public offering.

On October 31, 2012, we completed our initial public offering and sold 23,000,000 shares of Class A common stock to the public at a price of $17.00 per share. Prior to completion of our initial public offering, Dean Foods contributed all of the capital stock of WWF Opco to WhiteWave in exchange for 150,000,000 shares of Class B common stock.

Under U.S. generally accepted accounting principles, the contribution of WWF Opco to WhiteWave is treated as a reorganization of entities under common control under Dean Foods. As a result, we have retrospectively presented our unaudited pro forma adjusted condensed consolidated financial information of WhiteWave and WWF Opco for all periods presented.

The tables below provide certain unaudited pro forma condensed consolidated statement of operations information and certain unaudited pro forma adjusted condensed consolidated statement of operations information for the three and six months ended June 30, 2012, which have been derived by application of pro forma adjustments to our historical financial statements for the three and six months ended June 30, 2012 and certain other adjustments described below. The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma adjusted condensed consolidated statements of operations for all periods presented give effect to our initial public offering and separation of our business from Dean Foods’ other businesses as if those transactions had occurred or had become effective as of January 1, 2012.

The adjustments below are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial information and unaudited pro forma adjusted condensed financial information are for illustrative and informational purposes only and do not purport to represent what our financial position or results of operations would have been if we had operated as a stand-alone public company during the periods presented or if the transactions had actually occurred as of the dates indicated, nor do they project our financial position at any future date or our results of operations or cash flows for any future period.

The pro forma adjustments to our historical financial information reflect the following:

•	our separation from Dean Foods;

•	the incurrence of approximately $885 million in new indebtedness under our senior secured credit facilities;

•

the settlement of our historical indebtedness, including the $440.3 million allocated portion of the Dean Foods senior secured credit facility which was reflected as a contribution to our capital from Dean Foods;

•	the agreements that formalized and, in certain cases, modified ongoing commercial arrangements we have with certain current and former wholly-owned Dean Foods subsidiaries; and

•	the termination of the intellectual property license agreement with Morningstar Foods, LLC (“Morningstar”).

The additional adjustments to our historical financial information for all the periods presented reflect the incremental impact of the transitional sales agreements, stand-alone public company costs, and non-recurring transition costs, all of which are described in the notes to the tables presented.

On January 3, 2013, Dean Foods sold Morningstar to an unaffiliated third party. In connection with this sale, we modified certain of the commercial agreements entered into in connection with the initial public offering between us and Morningstar. These modifications are primarily timing modifications and are not expected to have a material impact on our results of operations.

The WhiteWave Foods Company

Reconciliation of GAAP to Non-GAAP Information

(Unaudited)

	GAAP QTD Q2 2013	Adjustments		Adjusted QTD Q2 2013
	(In thousands, except share and per share data)
Total net sales	$615,990	$—		$615,990
Operating income	41,954	4,160	(a)	46,114
Income before income taxes	45,390	(4,013)	(a), (b)	41,377
Net income	31,209	(2,713)	(a), (b), (c)	28,496

Earnings per Share, Basic and Diluted:
Basic				$0.16	(i)
Diluted				$0.16	(i)
Weighted Average Shares Outstanding, Basic and Diluted:
Basic				173,005,352
Diluted				173,909,653

The WhiteWave Foods Company

Reconciliation of GAAP to Non-GAAP Information

(Unaudited)

	GAAP YTD			Adjusted YTD
	Q2 2013	Adjustments		Q2 2013
	(In thousands, except share and per share data)
Total net sales	$1,224,234	$—		$1,224,234
Operating income	83,947	9,639	(a)	93,586
Income before income taxes	82,879	1,489	(a), (b)	84,368
Net income	55,207	893	(a), (b), (c)	56,100

Earnings per Share, Basic and Diluted:
Basic				$0.32	(i)
Diluted				$0.32	(i)
Weighted Average Shares Outstanding, Basic and Diluted:
Basic				173,002,691
Diluted				173,567,934

The WhiteWave Foods Company

Reconciliation of GAAP to Non-GAAP Information

(Unaudited)

							Pro Forma
	GAAP QTD	Pro forma			Additional		Adjusted QTD
	Q2 2012	adjustments		Pro forma	adjustments		Q2 2012
		(In thousands, except share and per share data)
Total net sales	$554,446	$5,618	(d)	$560,064	$(1,925	) (h)	$558,139
Cost of sales	359,295	2,707	(d)	362,002	(5,289	) (h)	356,713

Gross profit	195,151	2,911		198,062	3,364		201,426
Related party license income	10,843	(10,843	) (e)	—	—		—
Operating costs and expenses:
Selling and distribution	123,870	—		123,870	(481	) (h)	123,389
General and administrative	39,917	(1,544	) (f)	38,373	(58	) (a)	38,315

Total operating costs and expenses	163,787	(1,544)		162,243	(539)		161,704

Operating income	42,207	(6,388)		35,819	3,903		39,722
Other expense:
Interest expense	961	5,039	(g)	6,000	—		6,000
Other expense, net	562	—		562	—		562

Total other expense	1,523	5,039		6,562	—		6,562

Income before income taxes	40,684	(11,427)		29,257	3,903		33,160
Income tax expense	14,301	(4,000	) (c)	10,301	680	(c)	10,981

Net income	$26,383	$(7,427)		$18,956	$3,223		$22,179

Earnings per Share, Basic and Diluted:
Basic							$0.13	(i)
Diluted							$0.13	(i)
Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,000,109

							Pro Forma
	GAAP QTD	Pro forma			Additional		Adjusted QTD
	Q2 2012	adjustments		Pro forma	adjustments		Q2 2012
	(In thousands)
Income statement amounts by segment:
Total net sales
North America	$464,105	$5,618	(d)	$469,723	$(1,925	) (h)	$467,798
Europe	90,341	—		90,341	—		90,341

Total	$554,446	$5,618		$560,064	$(1,925)		$558,139

Operating income
North America	$38,776	$2,911	(d)	$41,687	$3,845	(h)	$45,532
Europe	7,022	—		7,022	—		7,022

Total consolidated segment operating income	45,798	2,911		48,709	3,845		52,554

Related party license income	10,843	(10,843	) (e)	—	—		—
Corporate and other	(14,434)	1,544	(f)	(12,890)	58	(a)	(12,832)

Total operating income	$42,207	$(6,388)		$35,819	$3,903		$39,722

The WhiteWave Foods Company

Reconciliation of GAAP to Non-GAAP Information

(Unaudited)

							Pro Forma
	GAAP YTD	Pro forma			Additional		Adjusted YTD
	Q2 2012	adjustments		Pro forma	adjustments		Q2 2012
		(In thousands, except share and per share data)
Total net sales	$1,106,474	$10,927	(d)	$1,117,401	$(2,105	) (h)	$1,115,296
Cost of sales	718,883	4,440	(d)	723,323	(9,569	) (h)	713,754

Gross profit	387,591	6,487		394,078	7,464		401,542
Related party license income	21,316	(21,316	) (e)	—	—		—
Operating costs and expenses:
Selling and distribution	242,857	—		242,857	(1,040	) (h)	241,817
General and administrative	74,979	912	(f)	75,891	4,666	(a)	80,557

Total operating costs and expenses	317,836	912		318,748	3,626		322,374

Operating income	91,071	(15,741)		75,330	3,838		79,168
Other expense:
Interest expense	2,610	9,390	(g)	12,000	—		12,000
Other expense, net	683	—		683	—		683

Total other expense	3,293	9,390		12,683	—		12,683

Income before income taxes	87,778	(25,131)		62,647	3,838		66,485
Income tax expense	30,087	(8,795	) (c)	21,292	23	(c)	21,315

Net income	$57,691	$(16,336)		$41,355	$3,815		$45,170

Earnings per Share, Basic and Diluted:
Basic							$0.26	(i)
Diluted							$0.26	(i)
Weighted Average Shares Outstanding, Basic and Diluted:
Basic							173,000,000
Diluted							173,000,109

							Pro Forma
	GAAP YTD	Pro forma			Additional		Adjusted YTD
	Q2 2012	adjustments		Pro forma	adjustments		Q2 2012
	(In thousands)
Income statement amounts by segment:
Total net sales
North America	$921,471	$10,927	(d)	$932,398	$(2,105	) (h)	$930,293
Europe	185,003	—		185,003	—		185,003

Total	$1,106,474	$10,927		$1,117,401	$(2,105)		$1,115,296

Operating income
North America	$82,819	$6,487	(d)	$89,306	$8,504	(h)	$97,810
Europe	10,690	—		10,690	—		10,690

Total consolidated segment operating income	93,509	6,487		99,996	8,504		108,500

Related party license income	21,316	(21,316	) (e)	—	—		—
Corporate and other	(23,754)	(912	) (f)	(24,666)	(4,666	) (a)	(29,332)

Total operating income	$91,071	$(15,741)		$75,330	$3,838		$79,168

The adjusted results differ from the Company’s results under GAAP due to the following:

(a)	The adjustment reflects:

i.	Elimination of the historical corporate costs allocated to us by Dean Foods.

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$10.4 million for the three months ended June 30, 2012.

•	$19.8 million for the six months ended June 30, 2012.

ii.	Elimination of the non-cash impact on stock compensation expense for the IPO grants.

•	$2.3 million for the three months ended June 30, 2013.

•	$4.7 million for the six months ended June 30, 2013.

•	$2.5 million for the three months ended June 30, 2012.

•	$4.9 million for the six months ended June 30, 2012.

iii.	The inclusion of estimated stand-alone public company costs, including the costs of corporate services currently provided by Dean Foods.

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$12.8 million for the three months ended June 30, 2012.

•	$29.4 million for the six months ended June 30, 2012.

iv.	Elimination of other non-recurring transition costs.

•	$1.3 million for the three months ended June 30, 2013.

•	$4.3 million for the six months ended June 30, 2013.

•	$nil million for the three months ended June 30, 2012.

•	$nil million for the six months ended June 30, 2012.

v.	Elimination of non-recurring transaction costs related to the Dean Foods offering of our shares.

•	$0.6 million for the three months ended June 30, 2013.

•	$0.6 million for the six months ended June 30, 2013.

•	$nil million for the three months ended June 30, 2012.

•	$nil million for the six months ended June 30, 2012.

(b)	The adjustment reflects elimination of the income related to the mark-to-market adjustment on our interest rate swaps.

•	$8.2 million for the three months ended June 30, 2013.

•	$8.2 million for the six months ended June 30, 2013.

•	$nil million for the three months ended June 30, 2012.

•	$nil million for the six months ended June 30, 2012.

(c)	The adjustment reflects:

i.	Applying the 35% U.S. federal statutory rate to the pro forma adjustments in the 2012 periods.

ii.	The income tax expense required to adjust the U.S. GAAP effective rate to the estimated effective rate on all adjustments in the pro-forma adjustments, the additional adjustments, and the adjustments columns for all periods.

(d)	The adjustment reflects:

i.	An agreement with two wholly-owned Dean Foods subsidiaries, Suiza Dairy Group, LLC (“Suiza Dairy”) and Dean Dairy Holdings, LLC (“Dean Dairy”), pursuant to which those subsidiaries continue to sell and distribute certain WhiteWave products. This agreement modifies our historical intercompany arrangements and reflects new pricing. The net effect of the agreement is an estimated increase in total net sales and an estimated increase in cost of sales for the following periods:

•	$nil million and $nil million for the three months ended June 30, 2013.

•	$nil million and $nil million for the six months ended June 30, 2013.

•	$5.6 million and $2.2 million for the three months ended June 30, 2012.

•	$10.9 million and $3.4 million for the six months ended June 30, 2012.

ii.	Manufacturing agreements with (1) Morningstar pursuant to which Morningstar continues manufacturing various WhiteWave products on our behalf and (2) Suiza Dairy and Dean Dairy pursuant to which they continue manufacturing WhiteWave fresh organic milk products on our behalf. The agreements modify our historical intercompany arrangements and reflect new pricing. The net effect of the agreements is an estimated increase in cost of sales for the following periods:

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$0.5 million for the three months ended June 30, 2012.

•	$1.0 million for the six months ended June 30, 2012.

(e)	The adjustment reflects the elimination of license income associated with our intellectual property license agreement with Morningstar. In connection with our initial public offering, this agreement was terminated and we transferred the intellectual property subject to this license agreement to Morningstar. The effect of this agreement is to eliminate the related party license income for all periods presented.

(f)	The adjustment reflects:

i.	The recurring impact on stock compensation expense for grants to the Company’s Named Executive Officers and other executives made in connection with our initial public offering (the “IPO grants”).

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$2.5 million for the three months ended June 30, 2012.

•	$4.9 million for the six months ended June 30, 2012.

ii.	Elimination of non-recurring transaction costs we incurred in connection with our initial public offering.

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$4.0 million for the three months ended June 30, 2012.

•	$4.0 million for the six months ended June 30, 2012.

(g)	The adjustment reflects:

i.	Elimination of the interest expense related to our historical indebtedness.

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$2.9 million for the three months ended June 30, 2012.

•	$6.6 million for the six months ended June 30, 2012.

ii.	Expected interest expense and the amortization of deferred financing costs on our new borrowings under the revolving credit facility and term loan facilities.

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$6.1 million for the three months ended June 30, 2012.

•	$12.3 million for the six months ended June 30, 2012.

iii.	Elimination of interest income associated with our loan agreement with Morningstar related to the license income under the intellectual property license agreement.

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$1.8 million for the three months ended June 30, 2012.

•	$3.7 million for the six months ended June 30, 2012.

(h)	The adjustment reflects:

i.	A transitional sales agreement with Morningstar pursuant to which Morningstar will transfer back to us responsibility for sales and associated costs of certain WhiteWave products. The net effect of the agreement is an estimated increase in total net sales for the following periods:

•	$nil million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2013.

•	$6.4 million for the three months ended June 30, 2012.

•	$12.9 million for the six months ended June 30, 2012.

ii.	A transitional sales agreement with Morningstar pursuant to which we will transfer to Morningstar responsibility for the sales and associated costs of our aerosol whipped topping and other non-core products. The net effect of the agreement is a decrease in total net sales, a decrease in cost of sales, and a decrease in selling and distribution expense for the following periods:

•	$nil million, $nil million, and $nil million for the three months ended June 30, 2013.

•	$nil million, $nil million, and $nil million for the six months ended June 30, 2013.

•	$8.3 million, $5.3 million, and $0.5 million for the three months ended June 30, 2012.

•	$15.0 million, $9.6 million, and $1.0 million for the six months ended June 30, 2012.

(i)	For 2012 periods presented, the number of shares used to compute basic earnings per share is 173,000,000, which is comprised of 23,000,000 shares of Class A common stock (the number of shares outstanding upon completion of our initial public offering) and 150,000,000 shares of Class B common stock. The number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs.

On May 23, 2013, Dean Foods distributed to its stockholders an aggregate of 47,686,000 shares of our Class A common stock and 67,914,000 shares of our Class B common stock as a pro rata dividend on shares of Dean Foods common stock outstanding. For 2013 quarter-to-date, the number of shares used to compute basic earnings per share is 173,005,352, which is comprised of 58,185,066 shares of Class A common stock and 114,820,286 shares of Class B common stock on a weighted average basis. For 2013 year-to-date, the number of shares used to compute basic earnings per share is 173,002,691, which is comprised of 40,689,730 shares of Class A common stock and 132,312,961 shares of Class B common stock on a weighted average basis. The number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs.